Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Lewis Goldberg / Shelley Pfaendler
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1216 / 212-896-1248
tfromer@kcsa.com / grussell@kcsa.com	lgoldberg@kcsa.com / spfaendler@kcsa.com

Authentidate Holding Corp. Announces Fiscal 2006

Fourth Quarter and Year End Results

Security Software Solutions Revenue Increases 19% in 2006

BERKELEY HEIGHTS, N.J., September 13, 2006 – Authentidate Holding Corp. (NASDAQ: ADAT) a worldwide provider of secure enterprise workflow management solutions, today announced financial results for the fiscal 2006 fourth quarter and fiscal year ended June 30, 2006.

Total revenue for the fourth quarter in 2006 was approximately $3,650,000 versus $4,769,000 for the fourth quarter in 2005. Revenue in the Company’s core Security Software Solutions segment decreased to $847,000 for the fourth quarter of 2006, compared to $1,174,000 for 2005 which included approximately $338,000 of one-time consulting revenue.

The remaining decrease in fourth quarter revenue reflects reduced sales in the Document Management Solutions segment, which reported sales of $1,871,000 for the fourth quarter of 2006 versus $1,936,000 for 2005, and lower hardware sales in the Systems Integration segment, which reported sales of $932,000 versus $1,659,000 for the same period last year.

Net loss for the fourth quarter was $5,921,000, or $0.17 per diluted share, compared to a net loss of $8,398,000, or $0.24 per diluted share, in the fourth quarter of fiscal 2005.

Total revenue for fiscal year 2006 was approximately $16,572,000 versus $17,553,000 for 2005. Revenue in the Company’s core Security Software Solutions segment increased 19% to $4,493,000 for fiscal year 2006, compared to $3,772,000 last year. This increase is attributable to new customers and increases in transaction volumes in both our U.S. and German operations.

The increase in Security Software Solutions revenue was offset by decreases in the Document Management Solutions segment, which reported sales of $6,562,000 for fiscal year 2006, compared to $6,796,000 for 2005, and in the Systems Integration segment, which reported sales of $5,517,000 for fiscal year 2006, compared to $6,985,000 for last year. These decreases reflect lower partner sales, and lower hardware sales due, in part, to our shift away from lower margin hardware only sales, and increased competition for such sales.

Net loss for fiscal year 2006 was $17,823,000, or $0.52 per diluted share, compared to a net loss of $19,184,000, or $0.57 per diluted share, in 2005. The net loss for 2006 reflects continued investment in sales, marketing and product development expenses in the Security Software Solutions segment, as well as the effect of a new accounting requirement for the expensing of stock options totaling $1,869,000, or $0.06 per diluted share, and incremental litigation accruals and settlement expenses totaling $1,150,000, or $0.03 per diluted share, which were not included in the fiscal 2005 results. The net loss for 2005 included a non-cash impairment charge for long-lived assets of approximately $4,767,000, or $0.14 per diluted share.

As of June 30, 2006, the Company’s cash and marketable securities totaled $45,905,000. Total deferred revenue at the end of fiscal year 2006 was $2,217,000.

Suren Pai, Chief Executive Officer of Authentidate, stated, “This was an important and challenging year for Authentidate. We made significant strides in executing our strategy, growing our core Security Software Solutions business by 19%, completing the recruitment of our senior management team and introducing two new applications for the healthcare market, Carefax and the recent introduction of our Electronic Claims Attachment application implemented for EDS Medi-Cal. We are encouraged by our progress and we will continue to identify opportunities where our core competencies in workflow management and process integrity solutions offer a clear value proposition to our targeted markets.”

About Authentidate Holding Corp.

Authentidate Holding Corp. (Nasdaq: ADAT) is a worldwide provider of secure enterprise workflow management solutions that incorporate its proprietary and patent-pending content authentication technology in the form of the USPS Electronic Postmark (EPM) and electronic signing solutions. Authentidate also provides secure document management solutions, and enterprise network security products and services.

The company operates its software and services businesses in three segments: the Security Software Solutions segment (including Authentidate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions segment (Docstar Division) and the Systems Integration segment (DJS). For more information, visit the company’s website at http://www.Authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Tables follow:

Authentidate Holding Corp. and Subsidiaries

Consolidated Balance Sheets

	June 30,
(in thousands)	2006	2005
Assets
Current assets
Cash and cash equivalents	$9,366	$6,429
Restricted cash	521	142
Marketable securities	36,539	56,075
Accounts receivable, net of allowances of $518 and $407	2,757	3,231
Prepaid expenses and other current assets	825	783

Total current assets	50,008	66,660
Property and equipment, net	3,945	3,879
Other assets
Software development costs, net	1,926	412
Goodwill	7,341	7,341
Other assets	1,314	1,417

Total assets	$64,534	$79,709

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable and accrued expenses	$5,925	$4,077
Deferred revenue	1,988	2,060
Other current liabilities	57	517

Total current liabilities	7,970	6,654
Long-term deferred revenue	229	446
Other long-term accrued liabilities	—	247

Total liabilities	8,199	7,347

Commitments and contingencies
Shareholders' equity
Preferred stock $.10 par value; 5,000 shares authorized Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,413 and 34,399 issued and outstanding in 2006 and 2005, respectively	34	34
Additional paid-in capital	162,386	160,489
Accumulated deficit	(105,992)	(88,101)
Accumulated other comprehensive loss	(96)	(63)

Total shareholders' equity	56,335	72,362

Total liabilities and shareholders' equity	$64,534	$79,709

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(Quarterly Information is Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
(in thousands, except per share data)	2006	2005	2006	2005
Net sales
Products	$3,316	$4,346	$15,297	$16,196
Services	334	423	1,275	1,357

Total net sales	3,650	4,769	16,572	17,553

Cost of sales
Products	1,581	2,099	6,961	8,444
Services	131	153	543	561

Total cost of sales	1,712	2,252	7,504	9,005

Gross profit	1,938	2,517	9,068	8,548

Selling, general and administrative expenses	6,771	5,672	25,004	21,477
Product development expenses	1,604	983	3,996	3,139
Goodwill and intangible impairment	—	4,767	—	4,767

Total operating expenses	8,375	11,422	29,000	29,383

Loss from operations	(6,437)	(8,905)	(19,932)	(20,835)

Other income
Interest and other income	518	511	2,127	1,678
Interest expense	(2)	(3)	(18)	(16)

	516	508	2,109	1,662

Loss before income taxes	(5,921)	(8,397)	(17,823)	(19,173)
Income tax expense	—	(1)	—	(11)

Net loss	$(5,921)	$(8,398)	$(17,823)	$(19,184)

Basic and diluted loss per common share	$(0.17)	$(0.24)	$(0.52)	$(0.57)